Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Indaptus Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock	457	(o)	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock	457	(o)	—	—	—	—	—

Fees to Be Paid	Other	Subscription Rights	457	(o)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	457	(o)	$—	$—	$—	—	$—

Fees to Be Paid	Other	Warrants	457	(o)	—	—	—	—	—

Fees to Be Paid	Equity	Units	457	(o)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457	(o)	$200,000,000	—	$200,000,000	0.0000927	$18,540

Fees to Be Paid	Total Registration Fee:				$200,000,000	N/A	$200,000,000	—	$18,540

Carry Forward Securities
Carry Forward Securities	—	—	—		—	—	—	—	—		—	—	—	—

	Total Offering Amounts						$200,000,000		$18,540
	Total Fees Previously Paid										—
	Total Fee Offsets								$18,540	(3)	—
	Net Fee Due								$0

(1)	There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) subscription rights to purchase common stock, preferred stock or debt securities of the registrant (d) debt securities, (e) warrants to purchase common stock, preferred stock or debt securities of the registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $200,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $200,000,000 after the date hereof.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.

(3)	Represents the total of the fee offset claimed pursuant to Rule 457(p) under the Securities Act for the registration fee previously paid with respect to unsold securities, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)/b>

Fee Offset Claims	Indaptus Therapeutics, Inc.	S-3	333-265350	(1)	06/01/2022	-	$18,540	Unallocated (Universal Shelf)	$200,000,000	$200,000,000
Fee Offset Sources	-	-	-		-	-	-	-	-		$18,540

(1)	Pursuant to Rule 457(p) under the Securities Act, $200,000,000 of the registration fee due in connection with this filing is hereby offset by the same amount in registration fees previously paid in connection with the registration statement of Indaptus Therapeutics, Inc. on Form S-3 (333-265350), which was initially filed on June 1, 2022 and withdrawn prior to the date of effectiveness pursuant to a request filed on July 1, 2022. No securities were sold with respect to the withdrawn registration statement.